FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                     Date of Report: December 22, 2000
                     (Date of earliest event reported)


LEVITZ FURNITURE INCORPORATED                     LEVITZ FURNITURE CORPORATION
(Exact name of registrant as                      (Exact name of registrant as
specified in its charter)                         specified in its charter)

   DELAWARE         1-12046        23-2351830          FLORIDA          1-5787         23-1657490
(State or other    (Commission    (IRS Employer    (State or other    (Commission    (IRS Employer
jurisdiction of    File Number)   Identification   jurisdiction of    File Number)   Identification
 incorporation)                         No.)         incorporation)                        No.)


                         7887 NORTH FEDERAL HIGHWAY
                         BOCA RATON, FLORIDA 33487
                               (561) 994-6006
                 (Address including zip code, and telephone
                       number including area code of
                 registrants' principal executive offices)



Item 3(b).  Bankruptcy or Receivership

               On December 14, 2000 the United States Bankruptcy Court for the District of Delaware entered an order confirming the Third Amended Joint Plan of Reorganization of Levitz Furniture Incorporated (the "Company") and its subsidiaries. The Plan's effective date (as defined therein) is subject to certain contingencies, including financing. In connection with the Plan, all of the Company's assets will be vested in the reorganized Company free and clear of all claims and interests, except as specifically provided in the Plan or the order. Complete information as to the assets and liabilities of the Company is set forth in its Disclosure Statement and Plan filed with the Bankruptcy Court (attached hereto as Exhibits 2.2 and 2.1 respectively). As set forth in the plan, creditors of the Company with allowed claims shall receive shares of common stock of the reorganized Company. The reorganized Company is authorized to issue up to 100,000,000 shares of common stock and, it is anticipated that upon the consummation of the Plan, there will be issued and outstanding approximately 25,000,000 shares of common stock, of which approximately 90% shall be issued to existing creditors of the Company.

               Pursuant to the Plan, upon consummation of the Plan all shares of the Company's common stock shall be cancelled and the Plan does not provide for any distribution to the equity holders of the Company. As of October 31, 2000, there were 30,071,621 shares of the Company's common stock outstanding.


Item 7(c).  Exhibits Filed

        Exhibit Number          Description
        --------------          -----------

               2.1 Third Amended Joint Plan of Reorganization of Levitz Furniture Incorporated.

               2.2 Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization of Levitz Furniture Incorporated.



                                 SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LEVITZ FURNITURE INCORPORATED


                                    By:
                                         --------------------------
                                         Edward P. Zimmer
                                         Vice President


Date:  December 22, 2000